Exhibit 99.1

Hexion Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE
FOR IMMEDIATE RELEASE

Hexion Inc. Receives Court Confirmation for De-Leveraging Plan

Prepares to Emerge from Chapter 11 in early July

COLUMBUS, Ohio - June 24, 2019 - Hexion Inc. (“Hexion” or the “Company”) today announced that the U.S. Bankruptcy Court for the District of Delaware (“the “Bankruptcy Court”) has confirmed the Company’s financial de-leveraging plan of reorganization (the “Plan”). Hexion expects to emerge from Chapter 11 in early July.

The consummation of the Plan is subject to satisfaction of certain remaining conditions. All of Hexion’s global business segments are continuing to operate as normal, and Hexion’s operations outside the U.S. are not included in the Chapter 11 proceedings.

Additional Information

Additional information regarding Hexion’s restructuring is available at www.hexionrestructuring.com. Suppliers with questions can contact a dedicated hotline, toll-free at +1-614-225-2222 between the hours of 9 AM and 5 PM Eastern Time Monday through Friday. Court filings and information about the claims process are available at https://omnimgt.com/hexionrestructuring, by calling Hexion’s claims agent, Omni Management Group, at +1-888-204-1627 (or +1-818-906-8300 for international calls) or sending an email to hexion@omnimgt.com.

Advisors

Latham & Watkins LLP is serving as legal counsel, Moelis & Company LLC is serving as financial advisor, and AlixPartners, LLP is serving as restructuring advisor to Hexion.

About the Company

Based in Columbus, Ohio, Hexion Inc. is a global leader in thermoset resins. Hexion Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information about Hexion Inc. and its products is available at www.hexion.com.

Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the SEC. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 cases in general, the effectiveness of the overall restructuring activities pursuant to the Chapter 11 filings and any additional strategies that we may employ to address our liquidity and capital resources, the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 cases, restrictions on us due to the terms of any debtor-in-possession credit facility that we may enter into in connection with the Chapter 11 cases and restrictions imposed by the Bankruptcy Court, the timing for resolving and any impact of the network security incident, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

John Kompa
614-225-2223
john.kompa@hexion.com

or

Michael Freitag / Meaghan Repko / Dan Moore
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449